    Bluegreen Transaction Incentive Award
Form for Mark Wang
Exhibit 10.6
SPECIAL TRANSACTION INCENTIVE PERFORMANCE CASH AWARD AGREEMENT
HILTON GRAND VACATIONS INC.
2023 OMNIBUS INCENTIVE PLAN
TRANSACTION INCENTIVE AWARD NOTICE
In connection with the Company’s acquisition of Bluegreen Vacations Holding Corporation (the “Merger”), the Participant has been granted a transaction incentive award in the form of performance-based cash award (or “Performance Cash Award”) with the terms set forth in this Award Notice and subject to the terms and conditions of the Plan and the Special Transaction Incentive Performance Cash Award Agreement, including Appendix A, to which this Award Notice is attached. Capitalized terms used and not defined in this Award Notice shall have the meanings set forth in the Special Transaction Incentive Performance Cash Award Agreement and the Plan.

1.General.
Participant:

Date of Grant:

Performance Period: January 17, 2024 to June 30, 2025

Accelerated Performance Period: January 17, 2024 to September 30, 2024

Target Dollar Value of Performance Cash Award:

Target Dollar Value of Accelerated Performance Cash Award:

2.Performance Condition.
Performance Condition (the “Performance Condition”): The extent to which the Performance Condition is satisfied and the percentage of the Performance Cash Award which becomes vested, if any, shall be calculated with respect to the Performance Component identified below. All determinations made with respect to Run Rate Cost Savings shall be made by the Committee in its sole discretion and the Performance Condition shall not be achieved and the Performance Cash shall not vest unless and to the extent that the Committee certifies, either at a meeting of the Committee or by unanimous written consent, that such Performance Condition has been met.

•The percentage of the Performance Cash Award which becomes vested shall be equal to (x) the target dollar value of the Performance Cash Award specified above multiplied by (y) the Achievement Percentage determined based upon the applicable Run Rate Cost Savings Position for the Performance Period as follows, less (z) the Accelerated Performance Cash Award (as provided below) earned and paid, if any:

    Bluegreen Transaction Incentive Award
Form for Mark Wang

Level of Achievement	Run Rate Position	Percentage of Award Earned
Below Threshold		0%
Threshold		50%
Target		100%
Maximum		200%

•Notwithstanding the foregoing, up to fifty percent (50%) of the Performance Cash Award (the “Accelerated Performance Cash Award”) may be earned on an accelerated basis as provided herein. The percentage of the Accelerated Performance Cash Award which may become vested shall be equal to (x) the target dollar value of the Accelerated Performance Cash Award specified above multiplied by (y) the Achievement Percentage determined based upon the applicable Run Rate Cost Savings Position for the Accelerated Performance Period as follows:

Level of Achievement	Run Rate Position	Percentage of Award Earned
Below Threshold		0%
Threshold		50%
Target		100%
Maximum		200%

•Continued Employment or Service. In addition to the attainment of the Performance Condition, the Participant must be an employee of or in service to the Company or the Company Group from the Date of Grant until the last day of the Performance Period or the Accelerated Performance Period, as applicable, except to the extent otherwise provided in the Plan or the Agreement.
•Committee Discretion to Adjust Performance Goals and/or Calculations. In the event of an acquisition or disposition of any business, line of business or assets by the Company, the Committee shall in good faith and in such manner as it may deem equitable adjust the performance goals and/or the calculation of Run Rate Cost Savings to reflect the projected effect of such transaction(s) or event(s), and, notwithstanding Section 16 of this Agreement and Section 13(b) of the Plan, any such adjustment(s) shall not require the consent of the Participant.
3.Definitions.
For purposes of this Award Notice:

(a)“Achievement Percentage” means the “Percentage of Award Earned” specified with respect to the below threshold, threshold, target, and/or maximum levels for the Performance Component, as applicable, or a percentage determined using linear interpolation if actual performance falls between threshold and target, or between target and maximum levels (and rounded to the nearest whole percentage point and, if equally between two percentage points, rounded up). In the event that actual performance does not meet the threshold level for the Performance Component, the “Achievement Percentage” with respect to such Performance Component shall be zero.

    Bluegreen Transaction Incentive Award
Form for Mark Wang
(b)“Performance Component” means the performance criterion applicable to the Award, as set forth on the Award Notice.

(c)“Run Rate Cost Savings” means the annualized net cost savings achieved in connection with, or as a result of, the Merger, as determined by the Committee in its sole discretion.

    Bluegreen Transaction Incentive Award
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SPECIAL TRANSACTION INCENTIVE PERFORMANCE CASH AWARD AGREEMENT
HILTON GRAND VACATIONS INC.
2023 OMNIBUS INCENTIVE PLAN
This Special Transaction Incentive Performance Cash Award Agreement, entered into the 5th day of March 2024 and effective as of the Date of Grant (as defined below), is between Hilton Grand Vacations Inc., a Delaware corporation (the “Company”), and the Participant (as defined below).
WHEREAS, the Company has adopted the Hilton Grand Vacations Inc. 2023 Omnibus Incentive Plan (as it may be amended, the “Plan”) to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company or receive an incentive award;
WHEREAS, the Participant is an employee or consultant of the Company or another member of the Company Group; and
WHEREAS, the Committee has determined to grant a performance-based Performance Cash Award to the Participant as provided for herein, and the Company and the Participant hereby wish to memorialize the terms and conditions applicable to the Performance Cash Award.
NOW, THEREFORE, the parties hereto agree as follows:
1.Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. In addition to other terms defined herein or in the Award Notice, the following terms shall have the following meanings for purposes of this Agreement:
(a)“Accelerated Performance Cash Award” shall mean the dollar value listed in the Award Notice as “Target Accelerated Performance Cash Award Granted” (or such greater or lesser dollar value as may be vested and earned herein, as determined in the Committee’s discretion).
(b)“Accelerated Performance Period” shall mean the accelerated performance period set forth in the Award Notice.
(c)“Agreement” shall mean this Special Transaction Incentive Performance Cash Award Agreement including (unless the context otherwise requires) the Award Notice and Appendix A.
(d)“Award Notice” shall mean the notice to the Participant.
(e)“Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.
(f)“Participant” shall mean the “Participant” listed in the Award Notice.
(g)“Performance Cash Award” shall mean the dollar value listed in the Award Notice as “Target Performance Cash Award Granted” (or such greater or lesser dollar value as may be vested and earned herein, as determined in the Committee’s discretion).

    Bluegreen Transaction Incentive Award
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(h)“Performance Condition” shall mean the performance condition set forth in the Award Notice.
(i)“Performance Period” shall mean the performance period set forth in the Award Notice.
(j)“Restrictive Covenant Violation” shall mean the Participant’s breach of the Restrictive Covenants listed on Appendix A or any covenant regarding confidentiality, competitive activity, solicitation of the Company’s vendors, suppliers, customers, or employees, or any similar provision applicable to or agreed to by the Participant.
(k)“Retirement” shall mean the Participant’s termination of employment with the Company Group, other than (i) for Cause or while grounds for Cause exist, (ii) due to the Participant’s death or (iii) due to or during the Participant’s Disability, in each case, following the date on which both (X) the Participant attained the age of 55 years old and (Y) the number of completed years of the Participant’s employment with any member(s) of the Company Group (including any predecessor of a member thereof, including, for the avoidance of doubt, employment by Hilton Worldwide and its affiliates prior to January3, 2017) is at least ten (10).
2.Grant of Award. On March 5, 2024, the Company granted the Performance Cash Award to the Participant, subject to and in accordance with the terms, conditions and restrictions set forth in the Plan, the Award Notice, and this Agreement.
3.Vesting; Payment.
(a)As promptly as practicable (and, in no event more than 45 days) following the last day of the Accelerated Performance Period, the Committee shall determine if and the extent to which the Performance Condition has been satisfied (the date of such determination, the “Accelerated Determination Date”), and the percentage of the Accelerated Performance Cash Award shall become vested, if at all, effective as of the last day of the Accelerated Performance Period; provided that, unless otherwise provided in Section 4, the Participant also meets the continued employment or service condition set forth in the Award Notice. Any portion of the Accelerated Performance Cash Award which does not become vested effective as of the last day of the Accelerated Performance Period shall remain outstanding and eligible to vest in accordance with Section 3(b) hereof.

(b)As promptly as practicable (and, in no event more than 45 days) following the last day of the Performance Period, the Committee shall determine if and the extent to which the Performance Condition has been satisfied (the date of such determination, the “Determination Date”), and the percentage of the Performance Cash Award shall become vested, if at all, effective as of the last day of the Performance Period, subject to Section 4(d); provided that, unless otherwise provided in Section 4, the Participant also meets the continued employment or service condition set forth in the Award Notice. Any portion of the Performance Cash Award which does not become vested effective as of the last day of the Performance Period shall be cancelled without consideration or any further action by the Participant or the Company.
(c)A cash payment shall be made to the Participant (or his or her beneficiary) only in the event, and to the extent, that the Performance Cash Award has vested and been earned as provided in the Award Notice and in the Agreement. Upon vesting of the Performance Cash Award, a cash payment shall be made to the Participant (or his or her beneficiary) within 45 days following the applicable vesting date set forth in Section 3(a) or 3(b) herein. Notwithstanding the foregoing, the following provisions shall

    Bluegreen Transaction Incentive Award
Form for Mark Wang
apply: (i) any cash earned and vested due to termination of employment or service as provided in Section 4(b) or Section 4(e) shall be paid within 45 days following the Participant’s Termination Date; (ii) any cash earned and vested following Retirement as provided in Section 4(c) shall be paid within 45 days following the applicable vesting date set forth in Section 3(a), 3(b) and Section 4(c) herein; (iii) any cash earned and vested as a result of a Change in Control as provided in Section 4(h) shall be paid within 45 days following the date of the Change in Control; and (iv) any cash earned and vested due to a Qualifying Termination as provided in Section 4(i) shall be paid within 45 days following the Participant’s Termination Date. If the 45-day period described herein begins in one calendar year and ends in another, the Participant (or his or her beneficiary) shall not have the right to designate the calendar year of the payment (except as otherwise provided below with respect to a delay in payments if the Participant is a “specified employee”). Further, if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant (or his or her beneficiary), the payment will be treated as made within the applicable 45-day time period specified herein if the payment is made during the first taxable year of the Participant in which the calculation of the amount of the payment is administratively practicable or otherwise in accordance with Code Section 409A. Notwithstanding the foregoing, if the Participant is or may be a “specified employee” (as defined under Code Section 409A), and the distribution is considered deferred compensation under Code Section 409A, then such distribution if made due to separation from service shall be subject to delay as provided in Section 14(u) of the Plan (or any successor provision thereto).
4.Termination of Employment or Service.
(a)Subject to the provisions of this Section 5, if the Participant’s employment with or service to the Company Group terminates for any reason, the Performance Cash Award shall be terminated as of the effective date of termination (the “Termination Date”), and all of the Participant’s rights hereunder with respect to such unvested Performance Cash Award shall cease as of the Termination Date (unless otherwise provided for by the Committee in accordance with the Plan).
(b)If the Participant’s employment or service is terminated by the Service Recipient during the Accelerated Performance Period or the Performance Period due to or during the Participant’s Disability or due to the Participant’s death, a pro-rated target dollar value of the Performance Cash Award granted hereunder shall become vested (irrespective of performance) based on the number of days in the Performance Period prior to the Termination Date relative to the number of the days in the full Accelerated Performance Period or Performance Period, as applicable. Any portion of the Performance Cash Award that vests as provided herein shall be payable in accordance with Section 3.
(c)In the event the Participant’s employment with or service to the Company Group is terminated as a result of the Participant’s Retirement, the Performance Cash Award granted hereunder shall remain outstanding and eligible to vest, notwithstanding such termination of employment or service, based on (and to the extent) the Committee’s determination that the Performance Condition has been satisfied on the Accelerated Determination Date or Determination Date, as applicable, in accordance with the schedule set forth in the Award Notice, so long as no Restrictive Covenant Violation occurs (as determined by the Committee, or its designee, in its sole discretion) prior to the Accelerated Determination Date or Determination Date, as applicable. Any portion of the Performance Cash Award that vests as provided herein shall be payable in accordance with Section 3. As a pre-condition to the Participant’s right to continued vesting following Retirement, the Committee, or its designee, may require the Participant to certify in writing prior to the applicable vesting date that no Restrictive Covenant Violation has occurred. Notwithstanding the foregoing, if the Date of Grant of the Performance Cash

    Bluegreen Transaction Incentive Award
Form for Mark Wang
Award is not at least six months prior to the date of the Participant’s Retirement, any unvested portion of the Performance Cash Award shall terminate as of the Termination Date.
(d)If the Participant’s employment with or service to the Company Group terminates for any reason after the last day of the Accelerated Performance or Performance Period, as applicable, and before the Accelerated Determination Date or Determination Date, as applicable (other than a termination by the Company for Cause, or by the Participant while grounds for Cause exist or without Good Reason), and no Restrictive Covenant Violation occurs before the Accelerated Determination Date or Determination Date, as applicable, then the Performance Cash Award shall remain outstanding and eligible to vest based on (and to the extent) the Committee’s determination that the Performance Condition has been satisfied on the Accelerated Determination Date or Determination Date, as applicable.
(e)Notwithstanding anything herein to the contrary, the Performance Cash Award granted hereunder shall become immediately fully vested as of the Termination Date and settled in accordance with Section 3 if the Participant’s employment with or service to the Company Group shall be terminated by the Company other than for Cause, or by the Participant for Good Reason, in either case if such termination of the Participant’s employment occurs within 12 months following a Change in Control (for the avoidance of doubt, a Change in Control alone shall not, also, result in any vesting hereunder), with the actual vested portion of the Performance Cash Award determined based on (i)actual performance through the Termination Date, as determined by the Committee, or (ii)if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee.
(f)For purposes of this Section 4, “Good Reason” means the occurrence of any of the following, without the Participant’s written consent:
(i)a material diminution in the Participant’s base salary;
(ii)a material diminution in the Participant’s authority, duties, responsibilities or position that are in effect as of January 17, 2024; or
(iii)a permanent reassignment by the Company or the Service Recipient of the Participant’s primary office to a location that is more than 100 miles from the Participant’s assigned primary office;
provided, however, that a termination by the Participant for any of the reasons listed in (i)through (iii) above shall not constitute a termination for Good Reason unless the Participant shall first have delivered to the Company written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than 60 days after the initial occurrence of such event), and the Company fails to cure such event within 30 days after receipt of this written notice. The Participant’s employment must be terminated for Good Reason within 120 days after the occurrence of an event of Good Reason.

(g)The Participant’s rights with respect to the Performance Cash Award shall not be affected by any change in the nature of the Participant’s employment or service so long as the Participant continues to be an employee or consultant, respectively, of the Company Group. Whether (and the circumstances under which) employment or service has terminated and the determination of the Termination Date for the purposes of this Agreement shall be determined by the Committee (or, with respect to any Participant who is not an “executive officer”, such action may also be taken by its designee,

    Bluegreen Transaction Incentive Award
Form for Mark Wang
in each case whose good faith determination shall be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment for purposes of the Performance Cash Award).
(h)Without limiting the effect of Section 4(f) herein, and subject to Section 12 of the Plan, in the event of a Change in Control during the Participant’s employment with or service to the Company Group or while the Performance Cash Award remains outstanding and eligible to vest, and prior to the completion of the Accelerated Performance Period or the Performance Period, as applicable, the successor or surviving company in the Change in Control may assume or substitute for the Performance Cash Award (or in which the Company is the ultimate parent corporation and continues the Performance Cash Award), with the actual dollar value of the Performance Cash Award determined based on (i) actual performance through the date of such Change in Control, as determined by the Committee, or (ii) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, and such assumed or substituted Performance Cash Award shall remain outstanding and eligible to vest based on continued service through the last day of the Accelerated Performance Period or Performance Period, as applicable, except to the extent otherwise provided in the Plan or the Agreement. Notwithstanding the foregoing, in the event the successor or surviving company in the Change in Control does not assume or substitute for the Performance Cash Award (or in which the Company is the ultimate parent corporation and does not continue the Performance Cash Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Committee) as the Performance Cash Award outstanding under the Plan immediately prior to the Change in Control, then the target value of the Performance Cash Award granted hereunder shall become immediately fully vested as of the date of such Change in Control and paid in accordance with Section 3.
(i)Notwithstanding anything to the contrary contained herein, in the event of a Qualifying Termination (as defined in the Severance Agreement) and a Change in Control has not occurred, a pro-rated dollar value of the Performance Cash Award shall remain outstanding and eligible to vest, notwithstanding such termination of employment or service, based on (and to the extent) the Committee’s determination that the Performance Condition has been satisfied on the Accelerated Determination Date or Determination Date, as applicable, in accordance with the schedule set forth in the Award Notice, so long as no Restrictive Covenant Violation occurs (as determined by the Committee, or its designee, in its sole discretion) prior to the Accelerated Determination Date or Determination Date, as applicable. Such pro-ration shall be based on the number of days in the Accelerated Performance Period or Performance Period, as applicable, prior to the Termination Date relative to the number of the days in the full Accelerated Performance Period or Performance Period, as applicable. Any portion of the Performance Cash Award that vests as provided herein shall be paid in accordance with Section 3. As a pre-condition to the Participant’s right to continued vesting following termination without Cause or resignation for Good Reason, the Committee, or its designee, may require the Participant to certify in writing prior to the applicable vesting date that no Restrictive Covenant Violation has occurred.
5.Restrictions on Transfer. The Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Performance Cash Award or the Participant’s right under the Performance Cash Award (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law), other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

    Bluegreen Transaction Incentive Award
Form for Mark Wang
6.No Right to Continued Employment or Service. Neither the Plan, the Agreement nor any action taken thereunder or hereunder shall be construed as giving the Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group. The Service Recipient or any other member of the Company Group may at any time dismiss the Participant from employment or discontinue any consulting relationship, free from any liability or claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan or this Agreement.
7.Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Performance Cash Award granted hereunder is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. Unless the Committee determines otherwise, in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.
8.Severability. If any provision of the Plan or this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to the Participant or the Performance Cash Award, or would disqualify the Plan or the Performance Cash Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, such provision shall be construed or deemed stricken as to such jurisdiction, the Participant or the Performance Cash Award and the remainder of the Plan and this Agreement shall remain in full force and effect.
9.Governing Law; Waiver of Jury Trial; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. The Participant hereby irrevocably waives all right to a trial by jury in any suit, action or other proceeding instituted by or against such Participant in respect of the Participant’s rights or obligations hereunder. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Florida, and each of the Participant, the Company, and any transferees who hold the Performance Cash Award pursuant to a valid assignment, hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of the Participant, the Company, and any transferees who hold the Performance Cash Award pursuant to a valid assignment hereby irrevocably waive (a) any objections which he or she may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Florida and (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum.
10.Language. If the Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version shall govern. The Participant acknowledges that the Participant is sufficiently proficient in English to understand the terms and conditions of the Plan and this Agreement.
11.Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of the Participant under, and be entitled to enforce, this Agreement. All obligations

    Bluegreen Transaction Incentive Award
Form for Mark Wang
imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.
12.Data Privacy Consent.
The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Performance Cash Award grant materials by and among, as applicable, the Service Recipient, the Company and other members of the Company Group for the purpose of implementing, administering and managing the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, passport, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all stock options, restricted stock units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

The Participant understands that Data will be transferred to any third parties as may be selected by the Company (presently or in the future), which assist the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if the Participant resides outside the United States the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Plan. The Participant understands that if the Participant resides outside the United States, the Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service with the Service Recipient will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company may not be able to grant options or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

13.Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates, that the Participant shall be allowed access to confidential and proprietary information (including but not limited to trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients and

    Bluegreen Transaction Incentive Award
Form for Mark Wang
partners involved in those businesses, and the goodwill associated with the Company and its Affiliates. Participant accordingly agrees to the provisions of Appendix A to this Agreement (the “Restrictive Covenants”). For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Participant and the Company or any of its Affiliates.
14.Repayment of Proceeds; Clawback Policy; Compliance with Ownership and Other Policies and Agreements.
(a)If (i) the Service Recipient terminates the Participant’s employment or service for Cause or the Participant resigns without Good Reason, in each case within twelve months following payment of the Accelerated Performance Cash Award or Performance Cash Award, as applicable, (ii) a Restrictive Covenant Violation occurs or (iii) the Company discovers after a termination of employment or service that grounds existed for Cause at the time thereof, then the Participant shall be required, unless the Committee determines otherwise, in addition to any other remedy available (on anon-exclusive basis), to pay to the Company, within thirty (30) business days of the Company’s request to the Participant therefor, an amount equal the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the payment of the Accelerated Performance Cash Award or Performance Cash Award, as applicable. Any reference in this Agreement to grounds existing for a termination of employment or service with Cause shall be determined without regard to any notice period, cure period or other procedural delay or event required prior to finding of or termination with Cause.
(b)The Performance Cash Award (including the Accelerated Performance Cash Award, if any) shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of this Agreement for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
15.Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Performance Cash Award hereunder, the Participant expressly acknowledges that (A) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (B) the grant of the Performance Cash Award is a one-time benefit that does not create any contractual or other right to receive future grants of Performance Cash Awards or other Awards under the Plan, or benefits in lieu of the Performance Cash Awards; (C) all determinations with respect to future grants of Performance Cash Awards, if any, including the grant date and the applicable vesting terms, shall be at the sole discretion of the Committee and/or the Company; (D) the Participant’s participation in the Plan is voluntary; (E) the value of the Performance Cash Award is an extraordinary item of compensation that is outside the scope of the Participant’s employment or consulting contract, if any, and nothing can or must automatically be inferred from such employment or consulting contract or its consequences; (F) grants of Performance Cash Awards are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, the Participant waives any claim on such basis, and for the avoidance of doubt, the Performance Cash Awards shall not constitute an “acquired right” under the applicable law of any jurisdiction; and (G) the future value of the Performance Cash Award is unknown and cannot be

    Bluegreen Transaction Incentive Award
Form for Mark Wang
predicted with certainty. In addition, the Participant hereby waives any claim to continued vesting of the Performance Cash Award or to damages or severance entitlement related to non-continuation of the Performance Cash Award beyond the period provided under the Plan or this Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
16.Amendment of Agreement. The Committee may, to the extent consistent with the terms of the Plan and this Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Performance Cash Award granted hereunder or this Agreement, prospectively or retroactively (including after the Participant’s Termination); provided, that, other than as provided in the Plan or Section 2 of the Award Notice, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to the Performance Cash Award granted hereunder shall not to that extent be effective without the consent of the Participant. Notwithstanding anything in this Agreement or the Plan to the contrary, in the event of any act of God, war, natural disaster, aircraft grounding, revocation of operating certificate, terrorism, strike, lockout, labor dispute, work stoppage, fire, pandemic, epidemic or quarantine restriction, act of government, critical materials shortage, or any other act beyond the control of the Company, whether similar or dissimilar (each a “Force Majeure Event”), which Force Majeure Event affects the Company or its Affiliates, the Committee, in its sole discretion, may (i) terminate, (ii) amend or modify or (iii) suspend, delay, defer (for such period of time as the Committee may deem necessary), or substitute the Performance Cash Award granted hereunder (whether due currently or in the future), including, but not limited to, any portion of the Performance Cash Award that has accrued to the benefit of the Participant but have not yet been paid, subject to Section 409A of the Code, and the regulations and guidance promulgated thereunder.
17.Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration and management of the Plan and any Performance Cash Award granted thereunder, including, but not limited to, by sending award notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of agreements by Participants.
18.Section 409A of the Code.
(a)Notwithstanding any provision of the Plan or this Agreement to the contrary, it is intended that the provisions of this Agreement comply with, or be exempt from, Section 409A of the Code, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of the Participant in connection with this Agreement (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold the Participant (or any beneficiary) harmless from any or all such taxes or penalties. If the Performance Cash Award is considered “deferred compensation” subject to Section 409A of the Code, references in this Agreement to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of the Performance Cash Award shall be deemed as separate payments.

    Bluegreen Transaction Incentive Award
Form for Mark Wang
(b)Notwithstanding anything in the Plan or this Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code, no payments in respect of the Performance Cash Award that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of the Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments shall be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(c)Unless otherwise provided by the Committee in this Agreement or otherwise, in the event that the timing of payments in respect of the Performance Cash Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted (to the extent required under Section 409A) unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (ii) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code if and to the extent required under Section 409A of the Code.
19.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through a non-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Acceptance and Agreement by the Participant. By accepting the Performance Cash Award (including through electronic means), the Participant agrees to be bound by the terms, conditions and restrictions set forth in the Plan, this Agreement and the Company’s policies, as in effect from time to time, relating to the Plan.
21.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
22.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan and on any Performance Cash Award acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.Right of Offset. Subject to any considerations under Section 409A of the Code, the Company shall have the right to offset against its obligation to make any payment under this Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if the Performance Cash Award is “deferred compensation” subject to Section 409A of the Code, the Committee shall have no right to

    Bluegreen Transaction Incentive Award
Form for Mark Wang
offset against its obligation to make payment under this Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of the Performance Cash Award.
24.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.
25.Rules of Construction. Headings are given to the sections of this Agreement solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.
26.Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one in the same agreement.
[Signatures follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the Date of Grant.
HILTON GRAND VACATIONS INC.

By:________________________________
Charles R. Corbin
Executive Vice President, General Counsel and Secretary
Acknowledged and Agreed:
_____________________________
Participant Signature

APPENDIX A
RESTRICTIVE COVENANTS
1.Non-Competition; Non-Solicitation.1
(a)Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees as follows:
(i)During Participant’s employment with or service to the Company or its Affiliates (the “Employment Term”) and for a period that ends on the later of (A) one year following the date Participant ceases to be employed by or in service to the Company or any of its Affiliates or (B) the last date any portion of the Award granted under this Agreement is eligible to vest if Participant ceases to be employed by the Company or any of its Affiliates as a result of the Participant’s Retirement (the “Restricted Period”), Participant shall not, whether on Participant’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Restricted Group in the Business, the business of any then current or prospective client or customer with whom Participant (or his direct reports) had personal contact or dealings on behalf of the Company or any of its Affiliates during the one-year period preceding Participant’s termination of employment or service.
(ii)During the Restricted Period, Participant shall not directly or indirectly:
(A)engage in the Business providing services in the nature of the services Participant provided to the Company at any time in the one year prior to the termination of Participant’s employment or service, for a Competitor;
(B)enter the employ of, or render any services to, a Competitor, except where such employment or services do not relate in any manner to the Business;
(C)acquire a financial interest in, or otherwise become actively involved with, a Competitor, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or
(D)intentionally and adversely interfere with, or attempt to adversely interfere with, business relationships between the members of the Restricted Group and any of their clients, customers, suppliers, partners, members or investors.
(iii)Notwithstanding anything to the contrary in this Appendix A, Participant may, directly or indirectly own, solely as an investment, securities of any Person engaged in a Business (including, without limitation, a Competitor) which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Participant (A) is not a controlling person of, or a member of a group which controls, such person and (B) does not, directly or indirectly, own 2% or more of any class of securities of such Person.
1 In compliance with California Business and Professions Code Section 16600.1, Section 1 of this Appendix A, with the exception of Section 1(a)(iv)(A), shall not apply to any Participant that is a resident of the state of California (a “California Resident”). The Company will not attempt to enforce Section 1 of this Appendix A, other than Section 1(a)(iv)(A) thereof, if the Participant is a California Resident.

(iv)During the Restricted Period, Participant shall not, whether on Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:
(A)solicit or encourage any executive-level employee of the Restricted Group, with whom Participant has had material business contact during the Employment Term or, if no longer an employee or consultant, in the one year prior to the termination of Participant’s employment with or service to any member of the Company Group, to leave the employment of the Restricted Group to become affiliated in any respect with a Competitor or otherwise be engaged in the Business; or
(B)hire any such executive-level employee to become affiliated in any respect with a Competitor or otherwise be engaged in the Business and with whom Participant had material business contact in the one year prior to the termination of Participant’s employment with or service to the Company, who (x) was employed by the Restricted Group as of the date of Participant’s termination of employment with or service to the Company or any of its Affiliates or (y)left the employment of the Restricted Group within one year after the termination of Participant’s employment with or service to the Company or any of its Affiliates.
(v)For purposes of this Agreement:
(A)“Restricted Group” shall mean the Company Group and, to the extent engaged in the Business, its Affiliates, provided, however, that for the purposes of this definition, an “Affiliate” shall not include any portfolio company of The Blackstone Group L.P. or its Affiliates (other than the Company Group).
(B)“Business” shall mean the business of owning, financing, developing, redeveloping, managing, marketing, operating, licensing, leasing or franchising vacation, timeshare or lodging properties, and natural ancillary business products and services related to such business, including, without limitation, membership services, exchange programs, rental programs, and provision of amenities.
(C)“Competitor” shall mean any person engaged in the Business, including but not limited to, any vacation, timeshare or lodging companies that are comparable in size or similar to the Company, including, without limitation, Marriott Vacations Worldwide, Wyndham Destinations Inc./Travel + Leisure Co., Disney Vacation Development, Inc., Holiday Inn Club Vacations, Orange Lakes Country Club, Inc. (including SilverLeaf Resorts, Inc.), Mori Trust Co., Ltd, Westgate Resorts, The Berkley Group. It shall also include, with respect to any person that is not primarily engaged in the Business, any subsidiary or affiliate of such person that is engaged in the Business, including any such subsidiary or affiliates that becomes, or has become, a separate, independent company or partially-owned company (either via “spin-off” or otherwise), and such company is engaged in the Business.
(b)It is expressly understood and agreed that although Participant and the Company consider the restrictions contained in this Section 1 to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Appendix A is an unenforceable restriction against Participant, the provisions of this Appendix A shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Appendix A is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. Notwithstanding the foregoing, if Participant’s principal place of employment or service on the date hereof is located in Virginia, then this Section 1(b) of this Appendix A shall not apply following Participant’s termination of employment or service to the extent any such provision is prohibited by applicable Virginia law.
(c)The period of time during which the provisions of this Section 1 shall be in effect shall be extended by the length of time during which Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.
(d)Notwithstanding the foregoing, if Participant’s principal place of employment or service on the date hereof is located in California or any other jurisdiction where any provision of this Section 1 is prohibited by applicable law, then the provisions of this Section 1 shall not apply following Participant’s termination of employment or service to the extent any such provision is prohibited by applicable law.
2.Confidentiality; Non-Disparagement; Intellectual Property; Protected Rights.
(a)Confidentiality.
(i)Participant shall not at any time (whether during or after Participant’s employment with or service to the Company) (x) retain or use for the benefit, purposes or account of Participant or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company or any of its Affiliates (other than its professional advisers who are bound by confidentiality obligations or otherwise in performance of Participant’s duties under Participant’s employment or service and pursuant to customary industry practice), any non-public proprietary or confidential information (including, without limitation, trade secrets know-how research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals) concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.
(ii)“Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Participant’s breach of this covenant; (b )made legitimately available to Participant by a third party without breach of any confidentiality obligation of which Participant has knowledge; or (c) required by law to be disclosed provided that, unless otherwise provided under applicable law, with respect to subsection (c), Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and reasonably cooperate with any attempts by the Company to obtain a protective order or similar treatment.
(iii)Except as required by law, Participant shall not disclose to anyone, other than Participant’s family (it being understood that, in this Agreement, the term “family” refers to Participant’s spouse, minor children, parents and spouse’s parents) and advisors, the existence or contents of this Agreement provided that Participant may disclose to any prospective future employer the provisions of this Appendix A. This Section 2(a)(iii) shall terminate if the Company publicly discloses a copy of this Agreement (or, if the Company publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed).

(iv)Upon termination of Participant’s employment with or service to the Company or any of its Affiliates for any reason, Participant shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; and (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Participant’s possession or control (including any of the foregoing stored or located in Participant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information.
(v)Participant acknowledges and agrees that the Company and its Affiliates will prosecute any non-confidential disclosure or misappropriation of the Company’s and/or its Affiliates’ trade secrets to the full extent allowed by federal, state and common law. Participant further acknowledges and agrees that Participant has received and understands the following notice concerning immunity from liability for confidential disclosure of a trade secret to the government or in a court filing: Pursuant to the Defend Trade Secrets Act, 18 U.S.C. § 1833, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A)in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(b)Non-Disparagement. During Participant’s Employment Term and at all times thereafter (including following the termination of Participant’s Employment Term for any reason), Participant shall not intentionally make any statement that criticizes, ridicules, disparages or is otherwise derogatory of the Company, any of its Affiliates, or any of their respective officers, directors, stockholders, employees or other service providers, or any product or service offered by the Company or any of its Affiliates; provided, however, that nothing contained in this Section 2(b) shall preclude Participant from providing truthful testimony in any legal proceeding, or making any truthful statement (i) to any governmental agency; (ii) as required or permitted by applicable law or regulation; (iii) as required by court order or other legal process; or (iv) after the Restricted Period, for any legitimate business reason.2
(c)Intellectual Property.
(i)If Participant has created, invented, designed, developed, contributed to or improved any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, prior to Participant’s employment or engagement by the Company or any of its Affiliates, that are relevant to or implicated by such employment (“Prior Works”), Participant hereby grants the Company a perpetual, non-exclusive royalty-free, worldwide, assignable, sublicensable license under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade
2 For any Participant who is a California Resident, nothing in this Agreement prevents Participant from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Participant has reason to believe is unlawful.

secret, unfair competition and related laws) therein for all purposes in connection with the Company’s current and future business.3
(ii)If Participant creates, invents, designs, develops, contributes to or improves any Works, either alone or with third parties, at any time during Participant’s employment by or service to the Company and within the scope of such employment or service and with the use of any Company resources (“Company Works”), Participant shall promptly and fully disclose same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company.
(iii)Participant shall take all reasonably requested actions and execute all reasonably requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Prior Works and Company Works. If the Company is unable for any other reason, after reasonable attempt, to secure Participant’s signature on any document for this purpose, then Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Participant’s agent and attorney in fact, to act for and in Participant’s behalf and stead to execute any documents and to do all other lawfully permitted acts required in connection with the foregoing.
(iv)Participant shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Participant shall comply with all relevant policies and guidelines of the Company that are from time to time previously disclosed to Participant, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest. Participant acknowledges that the Company may amend any such policies and guidelines from time to time, and that Participant remains at all times bound by their most current version from time to time previously disclosed to Participant.
(d)Protected Rights. Notwithstanding any other provision of this Agreement, (i) nothing in this Agreement or any other agreement prohibits the Participant from reporting possible violations of law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General (the “Government Agencies”), or communicating with Government Agencies or otherwise participating in any investigation or proceeding that may be conducted by Government Agencies, including providing documents or other information, (ii) the Participant does not need the prior authorization of the Company to take any action described in (i), and the Participant is not required to notify the Company that he or she has taken any action described in (i); and (iii )this Agreement does not limit the Participant’s right to
3 For any Participant who is a California Resident, anything herein to the contrary notwithstanding, and subject to Cal. Labor Code § 2870, nothing herein shall apply to an invention that the Participant developed entirely on his or her own time without using the equipment, supplies, facilities, or trade secret information of the Company or any of its Affiliates except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the Company’s or any of its Affiliates’ business, or actual or demonstrably anticipated research or development of them; or (2) result from any work performed by the Participant for the Company or any of its Affiliates.

receive an award for providing information relating to a possible securities law violation to the Securities and Exchange Commission. Further, notwithstanding the foregoing, the Participant will not be held criminally or civilly liable under any federal, state or local trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.
The provisions of Section 2 hereof shall survive the termination of Participant’s employment or service for any reason (except as otherwise set forth in Section 2(a)(iii) hereof).